EXHIBIT 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Gasco Energy, Inc. on Form S-8 of our report dated March 31, 2004 appearing in the Current Report on Form 8-K/A dated April 14, 2004.


/s/ Deloitte & Touche LLP
Denver, Colorado
May 28, 2004